Exhibit 10.1

AMENDMENT NO. 19

Dated as of October 26, 2018

to

RECEIVABLES PURCHASE AGREEMENT

Dated as of November 30, 2001

This AMENDMENT NO. 19 (this “Amendment”) dated as of October 26, 2018 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the “Seller”), UGI ENERGY SERVICES, LLC (as successor to UGI Energy Services, Inc.), a Pennsylvania limited liability company (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as issuer (together with its successors and permitted assigns, the “Issuer”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, the parties hereto wish to amend the Agreement as set forth herein; and

WHEREAS, concurrently herewith, the Seller, Servicer and PNC are entering into a Thirteenth Amended and Restated Fee Letter (the “Fee Letter”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

SECTION 1.Definitions.  All capitalized terms used but not otherwise defined herein are used herein as defined in the Agreement.

SECTION 2.Amendments to the Agreement.  The Agreement is hereby amended as follows:

(a)The following new Section 1.10 is hereby added to the Agreement immediately following existing Section 1.9 thereof:

Section 1.10 Successor LMIR Index.  (a)  If the Administrator determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 1.9 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 1.9 have not arisen but the applicable supervisor or administrator (if any) of  LMIR or a Governmental Authority having jurisdiction over the Administrator has made a public statement identifying the specific date after which LMIR shall no longer be used for determining interest rates for loans (such date, a “LIBOR Termination Date”), or (ii) a rate other than LMIR has become a widely recognized benchmark rate for newly originated loans in U.S. dollars in the U.S. market, then the Administrator may (in consultation with the Seller) choose a replacement index for LMIR and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in Discount based on the replacement index will be substantially equivalent to the all-in Discount based on LMIR in effect prior to its replacement.

(b)The Administrator and the Seller shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrator, for the implementation and administration of the replacement index-based rate.

(c)Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on LMIR to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from LMIR to the replacement index and (B) yield- or risk-based differences between LMIR and the replacement index.

(d)Until an amendment reflecting a new replacement index in accordance with this Section 1.10 is effective, any Portion of Capital for which Discount is determined by reference to LMIR will continue to accrue Discount with reference to LMIR, provided however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Portions of Capital for which Discount would otherwise be determined with reference to LMIR shall automatically begin accruing Discount with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(b)The following new defined terms and definitions are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“LIBOR Termination Date” has the meaning set forth in Section 1.10 of the Agreement.

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(c)Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by replacing the date “October 26, 2018” with the date “October 25, 2019” where it appears therein.

(d)The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Purchase Limit” means (i) at any time on or after October 26, 2018 and prior to but excluding May 1, 2019, $150,000,000 and (ii) at any time on and after May 1, 2019, $75,000,000, in each case, as such amount may be subsequently reduced pursuant to Section 1.1(b) of the Agreement; provided, that any such reduction of the Purchase Limit then in effect pursuant to clauses (i) or (ii) above, as applicable, shall automatically and permanently reduce the amount of the Purchase Limit set forth in such other clauses above in the same proportion as the percentage of the reduction of the Purchase Limit then in effect.  References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

(e)The following new Section 1(y) is hereby added to Exhibit III to the Agreement immediately following existing Section 1(x) thereof:

(y)As of October 26, 2018, the Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule.

(f)The following new Section 1(t) is hereby added to Exhibit IV to the Agreement immediately following existing Section 1(s) thereof:

(t)Beneficial Ownership Rule. Promptly following any change that would result in a change to the status as an excluded Legal Entity Customer under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Administrator and the Issuer a certification of the Seller as to its beneficial owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrator and the Issuer.

SECTION 3.Certain Representations, Warranties and Covenants.  Each of the Seller, UGI and the Servicer, as to itself, hereby represents and warrants that:

(a)the representations and warranties of such Person contained in Exhibit III to the Agreement (as amended hereby) are true and correct as of the date hereof (unless

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stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

(b)the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement (as amended hereby) are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment and the Agreement (as amended hereby) are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and

(c)no Termination Event or Unmatured Termination Event has occurred, is continuing, or would occur as a result of this Amendment.

SECTION 4.Effectiveness. This Amendment shall become effective as of the date hereof provided that the Administrator shall have received:

(a)counterparts to this Amendment executed by each of the parties hereto; and

(b)counterparts to the Fee Letter executed by each of the parties thereto and confirmation that the “Renewal Fee” owing thereunder has been paid in full.

SECTION 5.References to Agreement.  Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

SECTION 6.Effect on the Agreement.  Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 7.No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 8.Governing Law.  This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the INTERNAL laws of the State of New York (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 9.Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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SECTION 10.Headings.  The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

SECTION 11.Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12.Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

ENERGY SERVICES FUNDING CORPORATION

By:	/s/ Andrew Koehler
Name:	Andrew Koehler
Title:	Controller

UGI ENERGY SERVICES, LLC

By:	/s/ Andrew Koehler
Name:	Andrew Koehler
Title:	Controller

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PNC BANK, NATIONAL ASSOCIATION,

as Issuer and Administrator

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

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